EXHIBIT INDEX

EXHIBIT           DESCRIPTION

EX-99.12 Opinion and Consent of Counsel as to the tax matters and consequences to shareholders with respect to the Capital Manager Fund, a portfolio of American Century Manager Funds, in connection with its reorganization into the Strategic
                  Allocation: Conservative Fund, a portfolio of the Registrant.

EX-99.16          Power of Attorney dated February 15, 1997, is filed herein.

EX-27.7.1         Financial    Data   Schedule   for    Strategic    Allocation:
                  Conservative.

EX-27.7.2         Financial Data Schedule for Strategic Allocation: Moderate.

EX-27.7.3         Financial Data Schedule for Strategic Allocation: Aggressive.